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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Robert L. Howard-Anderson, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Occam Networks, Inc. on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, based on my knowledge, the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Occam Networks, Inc.

/s/ ROBERT L. HOWARD-ANDERSON Robert L. Howard-Anderson President and Chief Executive Officer
Date:	March 10, 2008

        A signed original of this written statement required by Section 906 has been provided to Occam Networks, Inc. and will be retained by Occam Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002